UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2021

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, no par value per share	WINA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 15, 2021, Kirk A. MacKenzie, a member of the Board of Directors (the “Board”) of Winmark Corporation (the “Company”) notified the Company that he will not stand for re-election at the Company’s Annual Meeting of Shareholders to be held on or about April 27, 2022. Mr. MacKenzie will continue to serve as a member of the Board and on its Audit Committee until such meeting.

(d) Effective December 14, 2021, the Board increased the number of authorized directors of the Company from seven to eight and elected Percy C. (Tom) Tomlinson, Jr. to serve on the Company’s Board. Mr. Tomlinson will serve on the Audit Committee of the Board.

Pursuant to the Company’s 2020 Stock Option Plan, in connection with his election to the Board, Mr. Tomlinson received an option to purchase 7,000 shares of the Company’s Common Stock.

A copy of the press release announcing Mr. MacKenzie’s decision not to run for re-election to the Board and Mr. Tomlinson’s election to the Board is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

99.1	Press Release dated December 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: December 15, 2021	By:	/s/Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer